May 28, 2024
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Shore Bancshares, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 28, 2024 and we agree with such statements concerning our firm.